Exhibit 23.2

Onestop Assurance PAC
10 Anson Road
#13-09 International Plaza
Singapore 079903
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 28, 2023, relating to the consolidated financial statements of Scienjoy Holding Corporation for the years ended December 31, 2022 and 2021, included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ OneStop Assurance PAC

Singapore
May 10, 2023